As filed with the Securities and Exchange Commission on December 22, 1998
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                          WILMINGTON TRUST CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                    51-0328154
----------------                                            --------------------
(State or other                                             (I.R.S. Employer
jurisdiction of                                             Identification
incorporation                                                    Number)
or organization)

Rodney Square North
1100 North Market Street
Wilmington, Delaware                                        19890
----------------------                                      ------------------
(Address of Principal Executive Offices)                    (Zip Code)

                               Thrift Savings Plan
                             -----------------------
                            (Full title of the plan)

                                Thomas P. Collins
                          Vice President and Secretary
                          Wilmington Trust Corporation
                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                      -------------------------------------
                     (Name and address of agent for service)

                                 (302) 651-1693
                     -------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        Proposed         Proposed
                                        maximum          maximum
Title of each class     Amount          offering         aggregate         Amount of
of securities to be     to be           price            offering         registration
registered             registered       per unit (2)      price (2)          fee
----------             ----------       ------------     ---------           ---


Common Stock,
par value
$1.00 per share      1,000,000  (1)     $56.0625         $56,062,500.00    $ 15,585.38

(1) Represents the shares of common stock issuable by the registrant under the above-referenced plan.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per unit of common stock is based upon $56.0625, the average of the high and low sale prices of the registrant's common stock on Nasdaq on December 16, 1998.


       In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is due.

PROSPECTUS


                          WILMINGTON TRUST CORPORATION
                          ----------------------------

                        1,000,000 SHARES OF COMMON STOCK
                        --------------------------------


      This prospectus cover the issuance to employees of the registrant, Wilmington Trust Corporation (the "Corporation"), or its subsidiaries of up to 1,000,000 shares of the registrant's common stock pursuant to our Thrift Savings Plan (the "Plan").

      This  Registration   Statement   incorporates by   reference  Registration
Statement No. 33-43675 the registrant filed with the SEC on October 31, 1991.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.
                  ----------------------------------------

      The following documents, which we have filed with the SEC, are incorporated herein by reference:

1.    Annual Report on Form 10-K for the year ended December 31, 1997;

2. Annual Report on Form 11-K and Form 11-K/A for the year ended December 31, 1997;

3. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

4.    Current Report on Form 8-K dated April 24, 1998;

5.    The Registration Statement on Form 8-A filed on December 1, 1998;

6. The description of our common stock contained on pages 27 through 29 of the proxy statement of Wilmington Trust Company dated May 2, 1991; and

7. The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A filed on January 28, 1995.

      All reports and other documents we subsequently file pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing those reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in the Registration Statement or in any other document subsequently filed that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any statement so modified or superseded is not deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.           Description of Securities
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  ---------------------------------------

      The Plan's compliance with ERISA has been passed upon by Michael A. DiGregorio, Esquire, Wilmington, Delaware. Mr. DiGregorio is an officer and employee of Wilmington Trust Company, all of whose stock is owned by the registrant, and an officer of other subsidiaries of the registrant.

Item 6.           Indemnification of Directors and Officers.
                  ------------------------------------------

      Our Restated Certificate of Incorporation provides that a director will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware's General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director or officer, or is or was serving at our written request as a director, officer, employee or agent of another entity, against liability that person suffers and expenses that person incurs. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding.

      Section 145 of Delaware's General Corporation Law provides that a corporation may indemnify its officers, directors, employees and agents (or persons who served, at the corporation's request, as officers, directors, employees or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his conduct was unlawful.

Item 7.           Exemption From Registration Claimed.
                  ------------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  ---------

Exhibit
Number      Exhibit
------      -------

5           Opinion of counsel as to Plan's compliance with ERISA


23.1        Consent of Michael A. DiGregorio, Esquire
            (included in Exhibit 5)

23.2        Consent of Ernst & Young, LLP


24 Power of Attorney of Directors and Officers of the Registrant (included on the signature page of this registration statement)

Item 9.           Undertakings.
                  -------------

      A.    The undersigned registrant hereby undertakes:

            (a) (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

The Registrant.
---------------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on December 17, 1998.


                                    WILMINGTON TRUST CORPORATION


                                    By:   /s/ Ted T. Cecala
                                       ----------------------------
                                          Ted T. Cecala,
                                          Chairman of the Board and
                                          Chief Executive Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Collins and/or Gerard A. Chamberlain his or her true and lawful attorney(s)-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent (s) full power and authority to do and perform each and every act and thing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorney(s)-in-fact and agent(s), or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.





                                    /s/ Ted T. Cecala
                                    -------------------------------
                                    Ted T. Cecala
                                    Director, Chairman of the Board
                                    and Chief Executive Officer

                                    (Date)      December 17, 1998



                                    /s/ Robert V.A. Harra, Jr.
                                    ------------------------------
                                    Robert V.A. Harra, Jr.
                                    Director, President, Chief
                                    Operating Officer and Treasurer

                                    (Date)      December 17, 1998



                                    /s/ David R. Gibson
                                    ------------------------------
                                    David R. Gibson
                                    Senior Vice President, Chief
                                    Financial Officer and member of Thrift
                                    Savings Plan Committee
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)

                                    (Date)      December 17, 1998



                                    /s/ Carolyn S. Burger
                                    ------------------------------
                                    Carolyn S. Burger
                                    Director

                                    (Date)      December 17, 1998

                                    /s/ Richard R. Collins
                                    ------------------------------
                                    Richard R. Collins
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Charles S. Crompton, Jr.
                                    ------------------------------
                                    Charles S. Crompton, Jr.
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ H. Stewart Dunn, Jr.
                                    ------------------------------
                                    H. Stewart Dunn, Jr.
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Edward B. Dupont
                                    ------------------------------
                                    Edward B. DuPont
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ R. Keith Elliott
                                    ------------------------------
                                    R. Keith Elliott
                                    Director

                                    (Date)      December 17, 1998

                                    /s/ Robert C. Forney
                                    ------------------------------
                                    Robert C. Forney
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Andrew B. Kirkpatrick, Jr.
                                    ------------------------------
                                    Andrew B. Kirkpatrick, Jr.
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Rex L. Mears
                                    ------------------------------
                                    Rex L. Mears
                                    Director

                                    (Date)      December 17, 1998


                                    /s/ Hugh E. Miller
                                    ------------------------------
                                    /s/ Hugh E. Miller
                                    Hugh E. Miller
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Stacey J. Mobley
                                    ------------------------------
                                    Stacey J. Mobley
                                    Director

                                    (Date)      December 17, 1998

                                    /s/ Leonard W. Quill
                                    ------------------------------
                                    Leonard W. Quill
                                    Director


                                    (Date)      December 17, 1998



                                    /s/ David P. Roselle
                                    ------------------------------
                                    David P. Roselle
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ H. Rodney Sharp, III
                                    ------------------------------
                                    H. Rodney Sharp, III
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Thomas P. Sweeney
                                    ------------------------------
                                    Thomas P. Sweeney
                                    Director

                                    (Date)      December 17, 1998



                                    /s/ Mary Jornlin Theisen
                                    ------------------------------
                                    Mary Jornlin Theisen
                                    Director

                                    (Date)      December 17, 1998






                                    /s/ Robert W. Tunnell, Jr.
                                    ------------------------------
                                    Robert W. Tunnell, Jr.
                                    Director

                                    (Date)      December 17, 1998

                                   SIGNATURES


The Plan
--------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the following additional individuals who administer the Thrift Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on December 17, 1998.






                                    /s/ Robert J. Christian             (SEAL)
                                    ----------------------------
                                    Robert J. Christian




                                    /s/ Howard K. Cohen                 (SEAL)
                                    ----------------------------
                                    Howard K. Cohen




                                    /s/ Thomas P. Collins               (SEAL)
                                    ----------------------------
                                    Thomas P. Collins




                                    /s/ Michael A. Digregorio           (SEAL)
                                    ----------------------------
                                    Michael A. DiGregorio




                                    /s/ William J. Farrell, II          (SEAL)
                                    ----------------------------
                                    William J. Farrell, II

                                    /s/ Joseph M. Jacobs, Jr.           (SEAL)
                                    ----------------------------
                                    Joseph M. Jacobs, Jr.




                                    /s/ P.M. Snyder, Jr.                (SEAL)
                                    ----------------------------
                                    P. M. Snyder, Jr.




                                    /s/ Kermit B. Wooden                (SEAL)
                                    ----------------------------
                                    Kermit B. Wooden

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number      Exhibit
------      -------


5           Opinion of counsel as to Plan's compliance with ERISA

23.1        Consent of Michael A. DiGregorio, Esquire (included in Exhibit 5)

23.2        Consent of Ernst & Young, LLP

24 Power of Attorney of Directors and Officers of the Registrant (included on the signature page of this registration statement)